UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

Sphere 3D Corp.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

895 Don Mills Road,
Bldg. 2, Suite 900
Toronto, Ontario		M3C 1W3
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 571-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Pursuant to the articles of incorporation of Sphere 3D Corp. (the "Company"), the Company is authorized to issue an unlimited number of Preferred Shares, issuable in series and the directors are authorized to fix the number of shares in each series of Preferred Shares and to determine the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares.

     On October 30, 2019 the directors of the Company passed a resolution authorizing the filing of articles of amendment to create a third series of Preferred Shares, being, an unlimited number of series C preferred shares (the "Series C Preferred Shares") and to provide for the rights, privileges, restrictions and conditions attaching thereto.

     On November 6, 2019, the Company filed Articles of Amendment to create the Series C Preferred Shares (the "Amendment"). The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated by reference into this report.

Item 8.01.	Other Items.

     As previously disclosed, on May 14, 2019, the Company received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") indicating that the Company had not demonstrated compliance with the $2.5 million minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market (the "Stockholders’ Equity Requirement"), or with any alternative standard under the Nasdaq Listing Rules.

     On July 22, 2019, the Nasdaq Hearings Panel (the "Panel") issued a decision granting the request of the Company for continued listing of the common stock on The Nasdaq Capital Market pursuant to an extension through September 30, 2019 to demonstrate compliance. As required pursuant to the Panel’s decision, on August 15, 2019, the Company reported to the Panel that it had completed certain components of its compliance plan. On September 30, 2019, the Company requested an additional extension until October 30, 2019 to complete the final components of its compliance plan, which the Panel granted in a letter to the Company on October 8, 2019.

     On November 6, 2019, the Company received notification from the Panel that the Company has regained compliance with the Stockholders’ Equity Requirement based on the Company’s disclosures contained in its Form 8-K filed with the Securities and Exchange Commission on November 1, 2019. The Panel further advised that if the Company again falls below the Stockholders’ Equity Requirement on or before November 1, 2020, it will be notified of such non-compliance and will at that time be afforded a hearing before the Panel, which could result in the Company’s delisting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
Number

3.1	Certificate and Articles of Amendment of the Company dated November 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 8, 2019

SPHERE 3D CORP.

By:	/s/ Peter Tassiopoulos
Peter Tassiopoulos
Chief Executive Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit	Description
Number

3.1	Certificate and Articles of Amendment of the Company dated November 6, 2019.